As filed with the Securities and Exchange Commission on March 31, 2014

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American Gene Engineer Corp.
(Exact name of registrant as specified in its charter)

Delaware	6770	27-3983637
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

521 Fifth Avenue, Suite 1712
New York, New York 10175
(212) 292-4231 and (212) 292-4595
(Address and telephone number of principal executive offices)

Corporations USA, LLC
341 Raven Circle
Wyoming, Delaware 19934
(302) 697-0289
 (Name, address and telephone number of agent for service)

Copies to:
Matthew Chang, Esq.
Chiang Law Office, P.C.
101A Clay Street, Unit 286
San Francisco, California 94111
(415) 370-6731
Email:matthew@chianglawpc.com

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered (1)	per unit(2)	offering price	registration fee
Common Stock	100,000,000	$0.001	$100,000	$12.88

(1)
In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 31, 2014

PROSPECTUS

AMERICAN GENE ENGINEER CORP.

100,000,000 Shares of Common Stock

American Gene Engineer Corp. is registering an aggregate of 100,000,000 shares of its common stock to be sold, from time to time, by one or more of the selling stockholders.  We are not selling any of our shares pursuant to this prospectus and we will not receive any proceeds from the sale of the selling stockholders’ shares.  Accordingly, (1) there is no minimum amount of shares we must sell and (2) no money raised from the sale of the shares will be placed in escrow, trust or any other similar arrangement.  Our securities are more fully described in the section of this prospectus titled “Description of Securities” on page 17.

The selling stockholders and any broker/dealer executing sell orders on behalf of the selling stockholders are “underwriters” within the meaning of the Securities Act.  Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

Currently, no public market exists for our common stock.  We will seek to have a market maker publish quotations for our common stock on the OTC Bulletin Board (“OTCBB”), which is maintained by the Financial Institutions National Regulatory Authority.  However, we have no agreement or understanding with any potential market maker to do so.  We cannot assure you that a public market for our common stock will develop.  Ownership of our common stock is likely to be an illiquid investment.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  WE URGE YOU TO READ THE “RISK FACTORS” BEGINNING ON PAGE 3.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.  Our business, financial condition, results of operations and prospects may have changed since that date.

__________________, 2014

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.  THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES.  THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

GENERAL

As used in this prospectus, references to “American Gene Engineer,” “American Gene,” “AGE,” “Company,” “we,” “our,” “ours” and “us” refer to American Gene Engineer Corp., a Delaware corporation, unless the context otherwise requires.  In addition, any references to "financial statements" are to our financial statements contained herein, except as the context otherwise requires and any references to "fiscal year" refers to our fiscal year ending October 31.  Unless otherwise indicated, the terms "Common Stock," "common stock" and "shares" refer to shares of our common stock $0.001, par value per share.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS.  YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE DETAILED INFORMATION CONTAINED UNDER THE HEADING "RISK FACTORS," THE FINANCIAL STATEMENTS AND THE ACCOMPANYING NOTES TO THOSE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

The Company

American Gene Engineer Corp. ("Company") was incorporated in the State of Delaware on November 15, 2010.  The Company has been in the developmental stage since inception and has conducted virtually no business operations.  The Company has no full-time employees and owns no real estate or personal property.  The Company was formed as a vehicle to pursue a business combination with an existing entity in the field of genetic testing and has made no efforts to identify a possible business combination.  As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business.  The business purpose of the Company is to seek the acquisition of, or merger with, an existing company which provides genetic testing and diagnostic services.  We have a minimal amount of cash.  The Independent Auditor’s Report to our financial statements for the fiscal year ended October 31, 2013, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such doubts identified in the report include the fact (i) that we have not established any source of revenue to cover our operating costs; (ii) that we will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; and (iii) that if we are unable to obtain revenue producing contracts or financing or if the revenue or financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations.

The Company, based on our proposed business activities, is a “blank check” company.  The U.S. Securities and Exchange Commission (“SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended (“Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies".  Under Rule 12b-2 promulgated under the Exchange Act, the Company will be deemed to be a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination.  The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

The Company was organized to provide a method for a foreign or domestic privately held company to become a reporting company whose securities are qualified for trading in the United States securities  markets, such as the New York Stock Exchange (“NYSE”), NASDAQ, American Stock Exchange (“AMEX”) or the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held reporting company.  The Company’s principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  The Company will not restrict its potential candidate target companies to any specific industry or geographical location and, thus, may acquire or merge with any type of business, domestic or foreign.

Our principal executive offices are located at 521 Fifth Avenue, Suite 1712, New York, New York 10175 and our telephone number at that address is (212) 292-4231 and (212) 292-4595.

The Offering

Securities Being Offered:	Up to 100,000,000 shares of common stock.

Initial Offering Price:
The selling stockholders will sell our shares at $0.001 per share until our shares are quoted on the OTC Bulletin Board or Pink Sheets and thereafter at prevailing market prices or privately negotiated prices.  This price was arbitrarily determined by our board of directors and may not be indicative of the real value of a share of our common stock.

Terms of the Offering:	The selling stockholders will determine when and how they will sell their common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 100,000,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares.  We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933.  We also may terminate the offering for no reason whatsoever.

Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of the their entire investment. See “Risk Factors” beginning on page 3.

Common Stock Issued and Outstanding Before this Offering:	100,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by the selling stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock subject to sale by the selling stockholders under this prospectus.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty.  You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our Company, before deciding to invest in our common stock.  The risks described below are not the only ones facing our Company.  Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company.  If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

RISKS RELATED TO OUR BUSINESS

WE HAVE A VERY LIMITED OPERATING HISTORY AND THERE IS NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITS.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, THEN WE MAY SUSPEND OR CEASE OUR OPERATIONS AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT IN OUR COMMON STOCK.

We were incorporated on November 15, 2010 and generated no revenues or profits through January 31, 2014.  We also have very little operating history upon which an evaluation of our future success or failure can be made.  As of January 31, 2014, we had incurred a net loss of approximately $73,942 since our inception on November 15, 2010.  The success of our future operations is dependent upon our ability to carry out our planned activities, fund our operations and compete effectively with other similar businesses.  Based on our current business plan, we expect to incur operating losses during the fiscal year ending October 31, 2014.  We cannot guarantee that we will ever be successful in generating revenues sufficient to cover our operating costs and overhead or achieve profitability.  Our failure to achieve profitability may cause us to suspend or cease our operations.

SEVERAL FACTORS RAISE DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our financial statements for the year ended October 31, 2013, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such doubts identified in the report include the Company's losses from operations and lack of liquidity.

WE DO NOT HAVE AN INDEPENDENT AUDIT OR COMPENSATION COMMITTEE, THE ABSENCE OF WHICH COULD LEAD TO CONFLICTS OF INTEREST OF OUR OFFICERS AND DIRECTORS AND WORK AS A DETRIMENT TO OUR STOCKHOLDERS.

We do not have an independent audit or compensation committee.  The absence of an independent audit and compensation committee could lead to conflicts of interest of our officers and directors, which could work as a detriment to our stockholders.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors.  A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.  Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

WE DEPEND HEAVILY ON MANAGEMENT TEAM AND CONSULTANTS AND THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS COULD SIGNIFICANTLY WEAKEN OUR MANAGEMENT EXPERTISE AND ABILITY TO RUN OUR BUSINESS.

Our business strategy and success is dependent on the skills and knowledge of our management team consisting of our CEO, CFO, and consultants.  We have no other officers or directors and rely on third party consultants to assist with management and, therefore, have little backup capability for their activities.  The loss of services of any of our officers could weaken significantly our management expertise and our ability to efficiently run our business.  We do not maintain key man life insurance policies on our officers.

THERE ARE RELATIVELY LOW BARRIERS TO BECOMING A BLANK CHECK COMPANY OR SHELL COMPANY, THEREBY INCREASING THE COMPETITION FOR A SMALL NUMBER OF BUSINESS OPPORTUNITIES.

There are relatively low barriers to becoming a blank check or shell company.  A newly incorporated company with a single stockholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a Form 10, thereby registering its common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934 with the SEC.  Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC.  The relative ease and low cost with which a company can become a reporting blank check or shell company can increase the already highly competitive market for a limited number of businesses that will consummate a successful business combination.

THERE IS COMPETITION FOR THOSE PRIVATE COMPANIES SUITABLE FOR A MERGER TRANSACTION OF THE TYPE CONTEMPLATED BY OUR MANAGEMENT.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.  Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.  In reality, it might be more feasible for a privately held company to file its own Form 10 registration statement to become a fully reporting company than to give up ownership to the Company by entering into a business combination with us.

FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF OUR MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity.  While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

THE COMPANY HAS NO EXISTING AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity.  No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination.  Management has not identified any particular industry or specific business within an industry for evaluation.  We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

OUR MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total.  Our officers, Ming Lin and Han-Chen Lin, have not entered into a written employment agreements with us and are not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition.  Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.  Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

THE COMPANY MAY BE SUBJECT TO FURTHER GOVERNMENT REGULATION WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (“Investment Company Act”), since we will not be engaged in the business of investing or trading in securities.  If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

ANY POTENTIAL ACQUISITION OR MERGER WITH A FOREIGN COMPANY MAY SUBJECT US TO ADDITIONAL RISKS.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

OUR COMMON STOCK IS NOT CURRENTLY TRADED ON ANY STOCK EXCHANGE OR QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR THE PINK SHEETS. WHEN AND IF TRADED, OUR COMMON STOCK WILL LIKELY BE CONSIDERED TO BE A “PENNY STOCK” AND, AS SUCH, THE MARKET FOR OUR COMMON STOCK MAY BE LIMITED BY CERTAIN SEC RULES APPLICABLE TO PENNY STOCKS.

As long as the price of our common stock remains below $5.00 per share, our shares of common stock are likely to be subject to certain “penny stock” rules promulgated by the SEC.  Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally, an institution with assets in excess of $5,000,000 or an individual with a net worth in excess of  $1,000,000).  For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale.  Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices of penny stocks and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm.  These rules and regulations make it more difficult for brokers to sell shares of our common stock and limit the liquidity of our shares.

TRADING IN OUR SECURITIES COULD BE SUBJECT TO EXTREME PRICE FLUCTUATIONS THAT COULD ADVERSELY AFFECT YOUR INVESTMENT.

Historically speaking, the market prices for securities of small publicly traded companies have been highly volatile.  Publicized events and announcements may have a significant impact on the market price of our common stock.  In addition, the stock market from time to time experiences extreme price and volume fluctuations that particularly affect the market prices for small publicly traded companies and which are often unrelated to the operating performance of the affected companies.

THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK, AND LIQUIDITY OF SHARES OF OUR COMMON STOCK IS LIMITED.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock.  Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act.  Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act (“Rule 144”), in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (“Wulff Letter”).  In 2007, the SEC announced that it is changing certain aspects of the Wulff Letter, and such changes shall apply retroactively to our stockholders.  Effective February 15, 2008, all holders of shares of common stock of a “shell company” will be permitted to sell their shares of common stock under Rule 144, subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which the company would cease to be a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter.  Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

THE COMPANY MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COST OF DOING BUSINESS.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction.  Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

OUR BUSINESS WILL HAVE NO REVENUES UNLESS AND UNTIL WE MERGE WITH OR ACQUIRE AN OPERATING BUSINESS.

We are a development stage company and have had no revenues from operations.  We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

THE COMPANY INTENDS TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION TO EXISTING STOCKHOLDERS.

Our Certificate of Incorporation authorizes the issuance of a maximum of 200,000,000 shares of common stock.  Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

THE COMPANY HAS CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities.  Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will, present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to acquire a business opportunity on terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

BECAUSE WE MAY SEEK TO COMPLETE A BUSINESS COMBINATION THROUGH A “REVERSE MERGER,” WE MAY NOT BE ABLE TO ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS FOLLOWING SUCH A TRANSACTION.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

WE CANNOT ASSURE YOU THAT FOLLOWING A BUSINESS COMBINATION WITH AN OPERATING BUSINESS, OUR COMMON STOCK WILL BE LISTED ON NASDAQ OR ANY OTHER SECURITIES EXCHANGE.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange.  However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange.  After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock.  In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination.

AS A BLANK CHECK COMPANY, ANY REGISTERED OFFERING OF OUR SECURITIES WILL HAVE TO COMPLY WITH RULE 419 UNDER THE SECURITIES ACT OF 1933, WHICH COULD IMPACT OUR ABILITY TO RAISE EQUITY FUNDS FROM INVESTORS.

In the event we register an offering of our securities with the Securities and Exchange Commission while we are a blank check company, we will have to comply with Rule 419 under the Securities Act of 1933.  Rule 419 is a cumbersome rule applicable to blank check companies selling penny stocks in a registered offering.  Rule 419 requires that the gross proceeds raised in such an offering be deposited into an escrow account with a financial institution insured by the FDIC or in a separate bank account established by a registered broker or dealer in which the broker or dealer acts as trustee for the persons having the beneficial interests in the account.  Furthermore, Rule 419 requires the securities issued to investors in the blank check offering be issued in the name of such investors but certificates representing such securities must be deposited into the escrow account instead of being delivered directly to investors, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account.

The initial registration statement for the blank check offering shall disclose the specific terms of the offering, including, but not limited to:

•
The terms and provisions of the escrow or trust agreement and the effect thereof upon the company’s right to receive funds and the effect of the escrow or trust agreement upon the investor’s funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of investors’ funds resulting from deposits in excess of the insured amounts; and

•
The obligation of the company to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to Rule 419, investors confirm in writing their investment in the company’s securities.

Rule 419 imposes certain additional disclosure obligations on companies making blank check offerings.  Due to the requirements of Rule 419 and the fact that investors investing in blank check offerings have no idea if or when an acquisition or merger transaction will occur, or if the acquisition or merger target is worthy of the investors money or risks, it may be difficult for the company to pull off a blank check offering and even if the company is successful in raising funds in such an offering, it may not be able to find an attractive acquisition or merger candidate.  Therefore, investors in a blank check offering will have their funds at risk for a prolonged period of time and they may not be happy with the results of an acquisition or merger, if one were to occur.

SUBSTANTIAL SALES OF OUR COMMON STOCK MAY IMPACT THE MARKET PRICE OF OUR COMMON STOCK.

Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, and the resale of shares by investors who have registration rights, could adversely affect the market price of our common stock.  Furthermore, if we raise additional funds through the issuance of common stock or securities convertible into our common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

WE DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

We will use any earnings generated from our operations to finance our business and will not pay any cash dividends to our stockholders in the foreseeable future.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to and may rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay”, “say-on-frequency” and “say-on-golden parachute;” and

●
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are not choosing to “opt out” of this provision. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We will remain an “emerging growth company” until the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration under the Securities Act, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

WE WILL BE SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS.  THESE COSTS COULD REDUCE OR ELIMINATE OUR ABILITY TO EARN A PROFIT.

We will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act and the rules and regulations promulgated thereunder.  In order to comply with these regulations, our independent registered public accounting firm must review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel has to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time because of factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

However, the incurrence of such costs will obviously be an expense to our future operations and could have a negative effect on our ability to meet our overhead requirements and earn a profit.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the trading price of our common stock could drop significantly.

STOCKHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We have no committed source of financing.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock.  Our board of directors has authority, without action or vote of the stockholders, to issue all or part of the 100,000,000 authorized, but unissued, shares of our common stock.  Future issuances of shares of our common stock will result in dilution of the ownership interests of existing stockholders, may further dilute common stock book value and that dilution may be material.

OUR CERTIFICATE OF INCORPORATION PROVIDES FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY, WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR STOCKHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFITS OF OFFICERS AND/OR DIRECTORS.

Our bylaws and applicable Delaware laws provide for the indemnification of our directors, officers, employees and agents under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf.  We will also bear the expenses of such litigation for any of our directors, officers, employees or agents, upon such person’s written promise to repay us therefor, even if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under federal securities laws is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question of whether indemnification by us is against public policy as expressed by the Securities and Exchange Commission and will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, is likely to be very costly and may result is us receiving negative publicity, either of which factors is likely to materially reduce the market price for our shares, if such a market ever develops.

ALL 100,000,000 SHARES OF OUR COMMON STOCK BEING REGISTERED IN THIS OFFERING MAY BE SOLD BY SELLING STOCKHOLDERS SUBSEQUENT TO THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS A PART.  A SIGNIFICANT VOLUME OF SALES OF THESE SHARES OVER A SHORT OR CONCENTRATED PERIOD OF TIME IS LIKELY TO DEPRESS THE MARKET FOR AND PRICE OF OUR SHARES IN ANY MARKET THAT MAY DEVELOP.

All 100,000,000 shares of our common stock held by the selling stockholders that are being registered in this offering may be sold subsequent to the date of this prospectus, either at once or over a period of time.  See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus.  The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

THERE ARE RISKS ASSOCIATED WITH FORWARD LOOKING STATEMENTS.

This prospectus contains certain forward looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance.  The forward looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital.  These statements may be found under “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” in this prospectus, as well as in this prospectus, generally.  Actual events or results may differ materially from those discussed in forward looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus, generally.  In light of these risks and uncertainties, there can be no assurance that the forward looking statements contained in this prospectus will, in fact, occur.

FOR ALL OF THE FOREGOING REASONS AND OTHER REASONS SET FORTH HEREIN, AN INVESTMENT IN OUR SECURITIES IN ANY MARKET THAT MAY DEVELOP IN THE FUTURE WILL INVOLVE A HIGH DEGREE OF RISK.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements.  These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward looking statements.

In some cases, you can identify forward looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” “proposed,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  In evaluating these statements, you should specifically consider various factors, including the risks outlined above.  These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the common stock offered herein.  In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.  We have agreed to bear the expenses relating to the registration of the common stock for the selling stockholders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined and does not necessarily bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value.

The selling stockholders will sell the shares offered at $0.001 per share until our shares are quoted on the OTC Bulletin Board or the Pink Sheets and thereafter at prevailing market prices or privately negotiated prices.  Our board of directors determined the $0.001 per share offering price based upon the price of the last sale of our common stock to investors.  There is no assurance of when, if ever, our common stock will be listed on an exchange or quoted on the OTC Bulletin Board.

DILUTION

The common stock to be sold by the selling stockholders in this offering is common stock that is currently issued and outstanding.  Accordingly, this offering will not result in dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders purchased their common stock in a private placement.  The shares offered by this prospectus may be offered from time to time by the selling stockholders listed in the following table.  Each selling stockholders will determine the number of shares to be sold and the timing for the sales.  Our registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.  Because the selling stockholders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling stockholders after such offering can be provided, and the following table has been prepared on the assumption that all shares of the common stock offered under this prospectus will ultimately be sold.  None of the selling stockholders are FINRA registered broker-dealers or affiliates of FINRA broker-dealers.  Ming Lin and Han-Chen Lin are both officers and directors of the Company.

Name of Selling Stockholder	Amount of securities of the class owned by the stockholder before this offering(1)	Amount to be offered for the stockholder’s account(2)	Amount of the class to be owned by the stockholder after the offering is complete(3)	Percentage of the class to be owned by the stockholder after the offering is complete(4)
LIN, MING	48,402,458	48,402,458	0	0%
CHANG, TZU-YUN	48,450,000	48,450,000	0	0%
LIN, HAN-CHEN	1,000,000	1,000,000	0	0%
LIN, SZU-HAN	1,000,000	1,000,000	0	0%
LIN, SZU-YU	1,000,000	1,000,000	0	0%
CHANG, YI-CHUN	100,000	100,000	0	0%
CHENG, CAIHUA	4,310	4,310	0	0%
MA, XIULAN	2,057	2,057	0	0%
SONG, MEIJU	1,194	1,194	0	0%
HUANG, RUIXUAN	2,749	2,749	0	0%
ZHENG, MIAOLING	1,195	1,195	0	0%
HUANG, GUILUAN	5,060	5,060	0	0%
YE, MEIYING	1,983	1,983	0	0%
ZHU, XINYING	617	617	0	0%
LIANG, ZHICHAN	1,993	1,993	0	0%
DONG, YANLING	784	784	0	0%
YANG, XIANMEI	960	960	0	0%
HUANG, QIXING	1,502	1,502	0	0%
CHEN, DEXIONG	1,690	1,690	0	0%
ZENG, YUXING	774	774	0	0%
MIE, ZUOXUAN	835	835	0	0%
DOU, FUYIN	3,023	3,023	0	0%
MAI, LIUMING	1,637	1,637	0	0%
DAI, XIUZHEN	1,363	1,363	0	0%
ZHANG, CAIYUN	975	975	0	0%
CHEN, HUILIAN	1,228	1,228	0	0%
JIA, SHUYUAN	3,313	3,313	0	0%
LAN, CANRONG	1,474	1,474	0	0%

Name of Selling Stockholder	Amount of securities of the class owned by the stockholder before this offering(1)	Amount to be offered for the stockholder’s account(2)	Amount of the class to be owned by the stockholder after the offering is complete(3)	Percentage of the class to be owned by the stockholder after the offering is complete(4)
YANG, GUIYING	1,931	1,931	0	0%
HE, JIANGLONG	269	269	0	0%
WANG, CHAO	269	269	0	0%
LIN, DONGMENG	3,041	3,041	0	0%
ZHOU, ZHUOYA	329	329	0	0%
RUAN YAN LI	329	329	0	0%
FU, MUQUN	329	329	0	0%
SONG, PING	329	329	0	0%

(1) For purposes of this column only, we have included all shares of common stock owned of record or beneficially owned by the respective selling stockholders.  Each selling stockholder’s ownership in this column is based on 100,000,000 shares of our common stock outstanding as of March 13, 2014.
(2) Represents an aggregate of 100,000,000 shares of outstanding common stock.
(3) Assumes that all securities registered will be sold.
(4) The percentages set forth in this column are based on 100,000,000 shares of common stock outstanding as of March 13, 2014. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

PLAN OF DISTRIBUTION

None of the selling stockholders are FINRA registered broker-dealers or affiliates of FINRA broker-dealers.  The selling stockholders may offer the common stock at various times in one or more of the following transactions:

•	on any market that might develop
•	in transactions other than market transactions
•	by pledge to secure debts or other obligations
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account
•	in a combination of any of the above

Our shares of common stock offered hereby by the selling stockholders may be sold from time to time by such stockholders, or by their pledgees, donees, transferees and other successors in interest thereto.  These pledgees, donees, transferees and other successors in interest will also be deemed “selling stockholders” for the purposes of this prospectus.

The selling stockholders will sell at a fixed price of $0.001 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or at privately negotiated prices.  In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares.  If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares from whom they have acted as agents.  To date, no discussions have been held or agreements reached with any broker-dealer.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.  Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act, if all of the conditions of Rule 144 are met.  Conditions for sales under Rule 144 include:

a.	adequate current public information with respect to the issuer must be available;

b.
restricted securities must meet a six month holding period if purchased from a reporting company or a 12 month holding period if purchased from a non-reporting entity (as is the case herein), measured from the date of acquisition of the securities form the issuer or from an affiliate of the issuer;

c.
sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer (There is no 1% limitation  applied to non-affiliate sales);

d.
the securities must be sold in ordinary “broker's transactions” within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders and without the payment of any extraordinary commissions or fees;

e.
if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000, the selling stockholder must file a notice on Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitation listed in (c) above, the requirement for sale pursuant to broker’s transactions listed in (d) above, and the Form 144 notice filing requirements listed in (e) above, cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate, if purchased from a reporting issuer or 12 months if purchased from a non-reporting issuer (as is the case with the Company).

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealer may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or part of the shares offered in this prospectus through an underwriter.  No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into by a selling stockholder.

Affiliates and/or promoters of the Company who are offering their shares for resale and any broker-dealers who act in connections with the sale of the shares hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling stockholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the common stock other than commissions or discounts of underwriters, broker-dealers or agents.

The selling stockholders must comply with the requirements of the securities Act of 1933 and the Securities  Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and, therefore, be considered to be an underwriter, they must comply with applicable law and we have informed them that they may not, among other things:

1.	engage in any stabilization activities in connection with the shares;
2.	effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
3.
bid for or purchase any of the shares or rights to acquire the shares or attempt to induce any person to purchase any of the shares or rights to acquire the shares, other than as permitted under the Securities Exchange Act of 1934.

The offering will conclude when all of the 100,000,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares.  We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933.  We also may terminate the offering for no reason whatsoever.

SELLING STOCKHOLDERS AND ANY PURCHASERS OF OUR SECURITIES SHOULD BE AWARE THAT THE MARKET IN OUR STOCK WILL BE SUBJECT TO THE PENNY STOCK RESTRICTIONS.

The trading of our securities is expected to take place in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by FINRA.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB CONSIDERATIONS

The OTCBB is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTCBB.  The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers and can delist issuers for not meeting those standards, the OTCBB has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files.  FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily.  The only requirement for ongoing inclusion in the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.  As a result, investors’ orders may be filled at prices much different than expected when orders are placed.

Investors must contact a broker-dealer to trade OTCBB securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely on a manual basis. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders—an order to buy or sell a specific number of shares at the current market price--it is possible for the prices of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

SECTION 15(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other that established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to its customers current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales person’s compensation and the compensation of any associated person of the broker-dealer.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share, subject to a limited number of exceptions.  It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchase.

In order to approve a person's account for  transactions  in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, stockholders may find it difficult to dispose of our shares.

STATE SECURITIES-BLUE SKY LAWS

There is no established public market for our common stock and there can be no assurances that any market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states, commonly referred to as “blue sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdiction.  Because the common stock registered hereunder has not been registered for resale under blue sky laws of every state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the common stock and of purchasers to purchase the common stock.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling stockholders may contact us directly to ascertain procedures necessary for compliance with blue sky laws in the applicable states relating to sellers and/or purchasers of shares of our common stock.

We may apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide the Company with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S. Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, territories and district, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Delaware, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming.  We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective.  Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can resold by our stockholders.

LIMITATIONS IMPOSED BY REGULATION M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.  In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.  We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of March 13, 2014, we had 100,000,000 shares of common stock issued and outstanding.

There currently exists no public trading market for our common stock.  We do not expect a public trading market will develop until we become a reporting company under the Securities Exchange Act of 1934, as amended.  There can be no assurance that a public trading market will develop at that time or be sustained in the future.  Without an active public trading market, investors in this offering may be unable to liquidate their shares of our common stock without considerable delay, if at all.  If a market does develop, the price for our shares may be highly volatile and may bear no relationship to our actual financial condition or results of operations.  Factors we discuss in this prospectus, including the many risks factors associated with an investment in our Company, may have a significant impact on the market price of our common stock.  Also, because of the relatively low price at which our common stock will likely trade, many brokerage firms may not effect transactions in our common stock.

At the present time, none of our shares of common stock are eligible for sale under Rule 144 of the Securities and Exchange Commission. We do not have any outstanding options to purchase our common equity.

HOLDERS

As of March 13, 2014, there were approximately 36 stockholders of record of our common stock.

DIVIDENDS

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.  There are no material restrictions limiting or that are likely to limit our ability to pay dividends on its outstanding securities.

RULE 144 SHARES

As of the date of this prospectus, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

DESCRIPTION OF SECURITIES

OUR CAPITALIZATION:

COMMON STOCK

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share.  We currently have 100,000,000 shares of our common stock issued and outstanding.

The holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of the directors;
•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up our affairs;
•	do not have preemptive, subscription or conversion rights, or redemption rights or access to any sinking fund; and
•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

REGISTRATION RIGHTS

We have not granted registration rights to the selling stockholders or to any other person.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation (a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Delaware law and our Bylaws may permit indemnification for liabilities under the Securities Act of 1933, as amended (“Securities Act”) or the Securities Exchange Act of 1934, as amended (“Exchange Act”). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, W\we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

STOCKHOLDER MATTERS

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks.  As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

American Gene Engineer Corp. (“Company”) was incorporated in the State of Delaware on November 15, 2010.  The Company has been in the developmental stage since inception and has conducted virtually no business operations.  The Company has no full-time employees and owns no real estate or personal property.  The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination.  As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business.  The business purpose of the Company is to seek the acquisition of, or merger with, an existing company.  We have a minimal amount of cash.  The Independent Auditor’s Report to our financial statements for the fiscal year ended October 31, 2013, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such doubts identified in the report include the fact (i) that we have not established any source of revenue to cover our operating costs; (ii) that we will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; and (iii) that if we are unable to obtain revenue producing contracts or financing or if the revenue or financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations.

BUSINESS OF ISSUER

The Company, based on our proposed business activities, is a “blank check” company.  The U.S. Securities and Exchange Commission (“SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended (“Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.  Under Rule 12b-2 promulgated under the Exchange Act, the Company will be deemed to be a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination.  The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

The Company was organized to provide a method for a foreign or domestic privately held company to become a reporting company whose securities are qualified for trading in the United States securities markets, such as the New York Stock Exchange (“NYSE”), NASDAQ, American Stock Exchange (“AMEX”) or the OTC Bulletin Board, and, as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held reporting company.  The Company’s principal business objective for the next 12 months and beyond will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  The Company will not restrict its potential candidate target companies to any specific industry or geographical location and, thus, may acquire or merge with any type of business, domestic or foreign.

The analysis of new business opportunities will be undertaken by and under the supervision of our management team which consists of our CEO and CFO.  As of the date of this prospectus, we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. However, we have limited cash at this time and no plan to raise money through the sale of equity or borrow money from a traditional lending source.  Certain of our stockholders have verbally committed to the Company that they will fund the costs of preparing the Company's Exchange Act reports (Form 10-Ks, Form 10-Qs, Form 8-Ks) for the current fiscal year ending October 31, 2014.  However, such stockholders have not committed to pay such costs beyond the preparation of the Form 10-K for the fiscal year ending October 31, 2014.  In the event that such stockholders fail to pay such costs, the Company’s common stock would likely be limited to quotation on the Pink Sheets and no market for the common stock would develop or, if a market did develop, the market for our common stock would not exist for very long.  Investors in our common stock could lose part or all of their investment in our shares.

PERCEIVED BENEFITS

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities.  These are commonly thought to include the following:

•	the ability to use registered securities to make acquisitions of assets or businesses;
•	increased visibility in the financial community;
•	the facilitation of borrowing from financial institutions;
•	improved trading efficiency;
•	stockholder liquidity;
•	greater ease in raising capital;
•	compensation of key employees through stock options for which there may be a market valuation;
•	enhanced corporate image; and
•	a presence in the United States’ capital markets.

POTENTIAL TARGET COMPANIES

A business entity that may be interested in a business combination with the Company may include the following:

•	a company for which a primary purpose of becoming a public company is the use of its securities for the acquisition of assets or business;
•	a company that is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;
•	a company that believes it will be able to obtain investment capital on more favorable terms after it has become public;
•	a foreign company that may wish an initial entry into the United States’ securities markets;
•	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employees Stock Option Plan; and
•	a company seeking one or more of the other perceived benefits of becoming a public company.

The analysis of new business opportunities will be undertaken by or under the supervision of our officers, directors, accountants and legal counsel.  We will have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.  In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

•	potential for growth, indicated by new technology, anticipated market expansion or new products or services;
•	competitive position as compared to other firms of similar size and experience within the industry segment, as well as within the industry as a whole;
•	strength and diversity of management, either in place or scheduled for recruitment;
•
capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;
•	the extent to which the business opportunity can be advanced;
•	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
•	other factors deemed to be relevant by our management team, which currently consists of our CEO and CFO.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Due to our limited financial resources available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

No assurances can be given that the Company will be able to enter into a business combination of any nature.

FORM OF ACQUISITION

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax-free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (“Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other “tax-free” provisions provided under the Code, our stockholders would, in such circumstances, retain 20% or less of the total issued and outstanding shares of the Company.  Under other circumstances, depending upon the relative negotiating strength of the parties, our stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

Our present stockholders will likely not have control of a majority of our voting shares following a reorganization transaction.  As part of such a transaction, all or a majority of the officers and directors may resign and new officers and directors may be appointed without any vote by our stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders.  In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal right to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosures documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation would not be recoverable.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees.  Our officers and directors are engaged in outside business activities and anticipates she will devote to our business very limited time until the acquisition of a successful business opportunity has been identified.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Although our management has not taken any preliminary steps to consummate a business combination, we anticipate beginning our search for viable business combination targets once we become a fully reporting company with the U.S. Securities and Exchange Commission.  We believe there are many valuable resources we can reach out to in order to identify potential targets including, but not limited to, business brokers, networking web sites, conferences, business professionals and direct contacts by our management with business owners with whom our management is familiar.

COMPETITIVE CONDITIONS

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.  Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.  In reality, it might be more feasible for a privately held company to file its own Form 10 registration statement to become a fully reporting company than to give up ownership to the Company by entering into a business combination with us.

In the event we are successful in identifying a private company that is interested in combining with us, the private company will have to provide us with a lot of information related to its business history, prospects, financial condition, management and have books and records that are auditable without undue time and expense.  Upon entry into a definitive agreement with a target, we will have to file a Form 8-K describing the proposed transaction, that the proposed transaction will result in a change in control of our Company and include audited financial statements of the combined entity as an exhibit to the Form 8-K or in an amendment to the Form 8-K.

We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we are under no obligation to do so under the Securities Exchange Act of 1934.

REPORTS TO SECURITY HOLDERS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K.

The public may read and copy any materials that are filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 2521, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The statements and forms filed by us with the SEC were also filed electronically and are available for viewing or copy on the SEC maintained internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The internet address for this site can be found at http://www.sec.gov.

DESCRIPTION OF PROPERTY

We do not own or lease any real estate.

SUBSIDIARIES

We have no subsidiaries.

EMPLOYEES

The Company has no employee.

Currently, we do not have any employment agreements with any of our officers or directors.  We may offer employment agreements to our executive officers in the future.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings and are not aware of any threatened litigation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION AND ANALYSIS OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF AMERICAN GENE CORP FOR THE YEAR ENDED OCTOBER 31M 2013 AND THE PERIOD ENDED JANUARY 31, 2014, SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS, AND THE NOTES TO THOSE FINANCIAL STATEMENTS THAT ARE INCLUDED ELSEWHERE IN THIS PROSPECTUS.  REFERENCES TO "WE," "OUR," OR "US" IN THIS SECTION REFERS TO THE COMPANY.  OUR DISCUSSION INCLUDES FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS.  ACTUAL RESULTS AND THE TIMING OF EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING THOSE SET FORTH UNDER THE RISK FACTORS, FORWARD-LOOKING STATEMENTS AND BUSINESS SECTIONS IN THIS PROSPECTUS.  WE USE WORDS SUCH AS “ANTICIPATE,” “ESTIMATE,” “PLAN,” “PROJECT,” “CONTINUING,” “ONGOING,” “EXPECT,” “BELIEVE,” “INTEND,” “MAY,” “WILL,” “SHOULD,” “COULD,” AND SIMILAR EXPRESSIONS TO IDENTIFY FORWARD-LOOKING STATEMENTS.

OVERVIEW

American Gene Engineer Corp. (“Company”) was incorporated in the State of Delaware on November 15, 2010.  The Company has been in the developmental stage since inception and has conducted virtually no business operations.  The Company has no full-time employees and owns no real estate or personal property.  The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination.  As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business.  The business purpose of the Company is to seek the acquisition of, or merger with, an existing company.  We have a minimal amount of cash.  The Independent Auditor’s Report to our financial statements for the fiscal year ended October 31, 2013, included in this prospectus, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such doubts identified in the report include the fact (i) that we have not established any source of revenue to cover our operating costs; (ii) that we will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; and (iii) that if we are unable to obtain revenue producing contracts or financing or if the revenue or financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations.

The Company, based on our proposed business activities, is a “blank check” company.  The U.S. Securities and Exchange Commission (“SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended (“Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies”.  Under Rule 12b-2 promulgated under the Exchange Act, the Company will be deemed to be a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination.  The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

RESULTS OF OPERATION

Three months ended January 31, 2014 as Compared to Three months ended January 31, 2013

We have not generated any revenue since inception and therefore do not have any cost associated with revenue.

For the three months ended January 31, 2014, we incurred $61,017 in operating expenses as compared to $1,035 for the same period in 2013.  Our operating expenses for the three months ended January 31, 2014 mainly include $50,000 paid to an attorney for the preparation of going public and audit and other miscellaneous fees.  Our operating expenses for the three months ended January 31, 2013 mainly include accounting fees.

For the three months January 31, 2014 and 2013 we had net losses of $61,017 and $1,035, respectively, due to the payment of expenses as described above.

As of January 31, 2014, we did not have any sources of income and had a cash position of $2,967.  There is a substantial doubt regarding the Company’s ability to continue as a going concern.  Our expenses have been paid for with cash advances from a shareholder, as well as proceeds from issuance of common shares.

Year Ended October 31, 2013 as Compared to Year Ended October 31, 2012

We have not generated any revenue since inception and therefore do not have any cost associated with revenue.

For the year ended October 31, 2013, we incurred $2,461 in operating expenses as compared to $7,321 for the same period in 2012, a decrease of 66%.  All of our operating expenses are for general and administrative purposes such as accounting fee and audit fee. The decrease was because there were no audit services received during the year ended October 31, 2013.

For the years ended October 31, 2013 and 2012, we had net losses of $2,461 and $7,321 due to the payment of expenses as described above. Our expenses were minimal and paid for with cash advances from a shareholder.

As of October 31, 2013, we did not have any sources of income and had a cash position of $234.  There is a substantial doubt regarding the Company’s ability to continue as a going concern.  Our expenses have been paid for with cash advances from a shareholder who will continue to fund us for the foreseeable future.

Liquidity and Capital Resources

As of the date of this prospectus, we have not yet generated any revenues from our business operations and have no cash.  Although we have minimal liabilities, our inability to generate revenue raises a substantial doubt regarding the Company’s ability to continue as a going concern.

We anticipate that in order to fund our ongoing working capital requirements, we will need to use all of the remaining cash funds as well as seeking other sources of funding. We may need to raise additional capital through loans or additional investments from our initial shareholders, officers, directors, or third parties. None of the initial shareholders, officers or directors is under any obligation to advance funds or invest in, us. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of our business plan, and controlling overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These factors raise substantial doubt about our ability to continue as a going concern.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers are elected by the board of directors and serve at the discretion of the board.  All of the current directors serve until the next annual stockholders’ meeting or until their successors have been duly elected and qualified.  The following table sets forth certain information regarding our current directors and executive officers:

Name	Age	Position(s)	Director Since
Ming Lin	59	Chief Executive Officer and director	2014
Han-Chen Lin	26	Chief Financial Officer and director	2014

BACKGROUND OF OFFICERS AND DIRECTORS

Ming Lin was appointed our Chief Executive Officer in January 2014.  He has vast experience in the biotechnology industry and current the president of the following companies:  American Life Prolong Technology Organization Inc. (since January 2005); American Harvard Gene Chip Biotechnology Inc. (since April 2006); and New York Creative Capital Inc. (since March 2007).  Mr. Lin received his high school diploma from Kai Young High School in Taiwan.

Han-Chen Lin was appointed as our Chief Financial Officer in January 2014.  She currently works as a public relations specialist for the Taiwan branch of AMD Far East Ltd. and has held that position since May 2012.  Prior to her position at AMD, Ms. Lin has interned at the global benefits division of Wellington Management and the accounting and finance department of CSN Stores in Boston, Massachusetts.  She received her BS in Business Administration in May 2011 from Northeastern University in Boston, Massachusetts.

DIRECTORSHIPS

None of our directors or persons nominated or chosen to become directors hold any other directorship in any company with a class of securities registered pursuant to Section 12 of the 1934 Act or subject to the requirements of Section 15(d) of such Act or any other company registered as an investment company under the Investment Company Act of 1940.

DIRECTOR INDEPENDENCE

None of our directors are “independent” as defined in the listing standards for NASDAQ.

FAMILY RELATIONSHIP

Our CEO, Ming Lin is the father of our CFO Han-Chen Lin.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, Mr. Ming Lin and Ms. Han-Chen Lin have not been the subject of the following events:

1.           A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.           Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;
(i)     Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
(ii)    Engaging in any type of business practice; or
(iii)   Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.           The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.           Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.           Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.           Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
(i)     Any Federal or State securities or commodities law or regulation; or
(ii)    Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
(iii)   Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.           Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

AUDIT COMMITTEE

The Board of Directors acts as the Audit Committee and the Board has no separate committees.  We also do not have an audit committee financial expert.  We believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICT OF INTEREST

The only conflict that we foresee is that our officers and directors will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

As of the end of our most recently completed fiscal year, October 31, 2013, we had not appointed any executive officers.  We appointed our Chief Executive Officer on January 29, 2014 and our Chief Financial Officer on January 10, 2014.  Currently our CEO and CFO do not receive any compensation for their services in their respective roles.  We have no employment agreements with our officers.  We do not contemplate entering into any employment agreement in the foreseeable future.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

We have no stock option plan, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

COMPENSATION OF DIRECTORS

The members of our board of directors are not compensated for their services as a director.  The board has not implemented a plan to award options to any directors.  There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Our articles of incorporation limited the liability of directors to the maximum extent permitted by Delaware law.  This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties.  Our articles of incorporation and bylaws provide that we may indemnify our directors, officers, employee or other agent to the fullest extent permitted by law.  Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her action in such capacity, regardless of whether the bylaws would permit indemnification.  We currently do not have such insurance policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering.  The stockholder listed below has direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of Beneficial Owner	Amount and Nature of Ownership(1)	Percent of Class(2)
Executive Officers and Directors:
Ming Lin Chief Executive Officer 4F-3, No. 32, Section 1, Anhe Road Da-an District Taipei, Taiwan 10689	48,402,458	48.4%
Han-Chen Lin(3) Chief Financial Officer 4F-3, No. 32, Section 1, Anhe Road Da-an District Taipei, Taiwan 10689	1,000,000	1%
All Directors and Executive Officers as a Group (2 Person)	49,402,458	49.4%
5% Holder:
Tzu-Yun Chang(4) 4F-3, No. 32, Section 1, Anhe Road Da-an District Taipei, Taiwan 10689	48,450,000	48.5%

(1) All stockholders listed have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.
(2) Applicable percentage ownership is based on 100,000,000 shares of common stock outstanding as of March 13, 2014.  The Company has no convertible securities outstanding.
(3) Han-Chen Lin is the daughter of our CEO Ming Lin.
(4) Tzu-Yun Chang is the spouse of our CEO Ming Lin.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Although we have not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law.  Such transactions require the approval of our board of directors.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the company, we have been advised by our special securities counsel that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Chiang Law Office, P.C., 110 Pacific Avenue, Unit 286, San Francisco, CA 94111, telephone 415-882-7239, passed on the legality of the shares being offered in this prospectus.

EXPERTS

Our financial statements as of October 31, 2013 and 2012, for the years then ended and for the period from inception to October 31, 2013, included in this prospectus have been audited by GBH CPAs, PC, 6002 Rogerdale Road, Suite 500, Houston, Texas 77072, telephone 713-482-0000, as set forth in its report included in this prospectus.  Its report is given upon its authority as an expert in accounting and auditing.

TRANSFER AGENT

Our transfer agent is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, New York 11516, telephone 212-828-8436.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act of 1933, as amended, with respect to the common stock to be sold in this offering.  This prospectus does not contain all of the information contained in the registration statement.  For further information about us and the common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of our registration statement on Form S-1, American Gene Engineer Corp. will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at the  SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings will also be available to the public at the SEC’s web site at http://www.sec.gov.

You may request, and we will provide, a copy of our filings, including our annual report, which will contain audited financial statements, at no cost to you, by writing or telephoning us at 521 Fifth Avenue, Suite 1712, New York, New York 10175 and our telephone number at that address is (212) 292-4231.

INDEX TO FINANCIAL STATEMENTS

PAGE
Interim Financial Statements

Balance Sheets as of January 31, 2014 and October 31, 2013 (unaudited)	F-1

Statements of Operations for the Three Months Ended January 31, 2014 and 2013 and the Period from November 15, 2010 (Inception) to January 31, 2014(Unaudited)	F-2

Statements of Cash Flows for the Three Months Ended January 31, 2014 and 2013 and the Period from November 15, 2010 (Inception) to January 31, 2014 (Unaudited)	F-3

Notes to Financial Statements	F-4

Audited Financial Statements

FINANCIAL STATEMENTS

American Gene Engineer Corp.
(A Development Stage Company)
Balance Sheets
As of January 31, 2014 and October 31, 2013
(Unaudited)

	January 31, 2014	October 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$2,967	$234
Prepaid expenses	21,500	-
Total assets	$24,467	$234

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$1,009	$1,309
Total liabilities	1,009	1,309

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 200,000,000 authorized, 100,000,000 and 0 issued and outstanding, respectively	100,000	-
Additional paid-in capital	11,850	11,850
Subscription receivable	(14,450)	-
Deficit accumulated during the development stage	(73,942)	(12,925)
Total stockholders’ equity (deficit)	23,458	(1,075)
Total liabilities and stockholders’ equity (deficit)	$24,467	$234

See accompanying notes to the financial statements.

American Gene Engineer Corp.
(A Development Stage Company)
 Statements of Operations
For the Three Months Ended January 31, 2014 and 2013
and the Period from November 15, 2010 (Inception ) to October 31, 2014
(Unaudited)

	Three Months Ended		November 15, 2010 (Inception)
	January 31,	January 31,	to January 31,
	2014	2013	2014

Operating expenses:
General and administrative expenses	$61,017	$1,035	$73,942

Net loss	$61,017	$1,035	$73,942

Net loss per common share – basic and diluted	(0.00)	-
Weighted average common shares outstanding – basic and diluted	24,175,824	-

See accompanying notes to the financial statements.

American Gene Engineer Corp.
(A Development Stage Company)
 Statements of Cash Flows
For the Three Months Ended January 31, 2014 and 2013
and the Period from November 15, 2010 (Inception ) to January 31, 2014
(Unaudited)

	Three Months Ended		November 15, 2010 (Inception)
	January 31,	January 31,	to January 31,
	2014	2013	2014

Cash flows from operating activities:
Net loss	$(61,017)	$(1,035)	$(73,942)
Changes in operating assets and liabilities:
Prepaid expenses	(21,500)	252	(21,500)
Accounts payable and accrued expenses	(300)	146	1,009
Net cash used in operating activities	(82,817)	(637)	(94,433)

Cash flows from financing activities:
Capital contribution from related party	-	-	11,850
Proceeds from issuance of common shares	85,550	-	85,550
Net cash provided by financing activities	85,550	-	97,400

Net increase (decrease) in cash	2,733	(637)	2,967
Cash and cash equivalents, beginning of period	234	886	-

Cash and cash equivalents, end of period	$2,967	$249	$2,967

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to the financial statements.

American Gene Engineer Corp.
(A Development Stage Company)
Notes to Financial Statements
(Unaudited)

NOTE 1 – ORGANIZATION

American Gene Engineer Corp. (the "Company") was incorporated in Delaware on November 15, 2010. The Company was established to provide professional consultation gene development, research, examination and studies.

The Company is a development stage company and has been in the process of becoming a public company. However, the Company has not yet realized any revenue from its planned operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING

BASIS OF PRESENTATION

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended October 31, 2013 and notes thereto contained elsewhere in this document.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

In the event the Company is charged interest or penalties related to income tax matters, the Company would record such interest as interest expense and would record such penalties as other expense in the statement of operations. No such charges have been incurred by the Company.  As of January 31, 2014 and October 31, 2013, the Company has no accrued interest related to uncertain tax positions.

At January 31, 2014, the Company has approximately $24,000 of unrecognized tax benefits, which relates to loss carryforwards for which the Company has provided a full valuation allowance. The tax years from fiscal year 2011 through 2013 remain open to examination by the major taxing jurisdictions to which we are subject.

EARNINGS PER COMMON SHARE

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

SUBSEQUENT EVENTS

The Company has evaluated all transactions from January 31, 2014 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 3 – GOING CONCERN

At January 31, 2014, the Company had cash and cash equivalents of $2,967 and no current source of revenues.  Through January 31, 2014, the Company has been primarily engaged in the process of going public.  In the course of its development activities, the Company has sustained losses and expects such losses to continue through at least fiscal year 2014.  The Company expects to finance our operations primarily through the contribution from our president.

There is no assurance that the Company will be able to obtain such additional capital.  Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support our growth.  If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations would be materially negatively impacted.

As a result of the above discussed conditions, there exists substantial doubt about the Company’s ability to continue as a going concern.  The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should it be determined that the Company is unable to continue as a going concern.

NOTE 4 – INCOME TAXES

At January 31, 2014, we had federal income tax net operating loss (“NOL”) carryforwards of approximately $13,000. The NOL carryforwards expire from fiscal year 2031 through 2033. The value of these carryforwards depends on our ability to generate taxable income. A change in ownership, as defined by federal income tax regulations, could significantly limit our ability to utilize our net operating loss carryforwards. Additionally, because federal tax laws limit the time during which the net operating loss carryforwards may be applied against future taxes, if we fail to generate taxable income prior to the expiration dates we may not be able to fully utilize the net operating loss carryforwards to reduce future income taxes. We have had cumulative losses and there is no assurance of future taxable income, therefore, valuation allowances have been recorded to fully offset the deferred tax asset at January 31, 2014 and October 31, 2013.

NOTE 5 – EQUITY

In January 2014, the Company issued 100 million shares to investors for $100,000 cash. $85,550 of the proceeds was received during the three months ended January 31, 2014 and the remaining amount was received in February 2014.

NOTE 6 – SUBSEQUENT EVENTS

On February 21, 2014, the Company filed an Amended and Restated Certificate of Incorporation to increase the total numbers of common stock the Company is authorized to issue from 100,000,000 to 200,000,000 shares.

On March 13, 2014, the Company entered into a lease agreement for its office space in New York. The rent is $1,700 for April 2014 and $1,900 from May 1, 2014 to April 30, 2015.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
American Gene Engineer Corp.
New York, New York

We have audited the accompanying balance sheets of American Gene Engineer Corp. as of October 31, 2013 and 2012 and the related statements of operations, changes in equity (deficit), and cash flows for each of the years then ended and for the period from November 15, 2010 (Inception) to October 31, 2013.  American Gene Engineer Corp.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Gene Engineer Corp. as of October 31, 2013 and 2012 and the results of its operations and its cash flows for each of the years then ended and for the period from November 15, 2010 (Inception) to October 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that American Gene Engineer Corp. will continue as a going concern.  As discussed in Note 3 to the financial statements, American Gene Engineer Corp. has suffered recurring losses from operations and has a net working capital deficit that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs,PC
www.gbhcpas.com
Houston, Texas
March 31, 2014

American Gene Engineer Corp.
(A Development Stage Company)
Balance Sheets
As of October 31, 2013 and 2012

	2013	2012
ASSETS

Current assets:
Cash and cash equivalents	$234	$886
Prepaid expenses	-	252
Total assets	$234	$1,138

LIABILITIES AND EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$1,309	$602
Total liabilities	1,309	602

Commitments and contingencies

Equity (deficit):
Common stock, $0.001 par value, 200,000,000 authorized, none issued and outstanding	-	-
Additional paid-in capital	11,850	11,000
Deficit accumulated during the development stage	(12,925)	(10,464)
Total equity (deficit)	(1,075)	536
Total liabilities and equity (deficit)	$234	$1,138

See accompanying notes to the financial statements.

American Gene Engineer Corp.
(A Development Stage Company)
 Statements of Operations
For the Years Ended October 31, 2013 and 2012
and the Period from November 15, 2010 (Inception ) to October 31, 2013

	2013	2012	November 15, 2010 (Inception) to October 31, 2013

Operating expenses:
General and administrative expenses	$2,461	$7,321	$12,925

Net loss	$2,461	$7,321	$12,925

See accompanying notes to the financial statements.

American Gene Engineer Corp.
(A Development Stage Company)
 Statement of Changes in Equity (Deficit)
The Period from November 15, 2010 (Inception) to October 31, 2013

			Additional	Deficit Accumulated During
	Common Stock		Paid-In	Development
	Shares	Par	Capital	Stage	Total

Inception at November 15, 2010	-	$-	$-	$-	$-
Capital contribution	-	-	5,000	-	5,000
Net loss	-	-	-	(3,143)	(3,143)

Balance at October 31, 2011	-	-	5,000	(3,143)	1,857

Capital contribution	-	-	6,000	-	6,000
Net loss	-	-	-	(7,321)	(7,321)

Balance at October 31, 2012	-	-	11,000	(10,464)	536

Capital contribution	-	-	850	-	850
Net loss	-	-	-	(2,461)	(2,461)

Balance at October 31, 2013	-	$-	$11,850	$(12,925)	$(1,075)

See accompanying notes to the financial statements.

American Gene Engineer Corp.
(A Development Stage Company)
 Statements of Cash Flows
For the Years Ended October 31, 2013 and 2012
and the Period from November 15, 2010 (Inception ) to October 31, 2013

	2013	2012	November 15, 2010 (Inception) to October 31, 2013

Cash flows from operating activities:
Net loss	$(2,461)	$(7,321)	$(12,925)
Changes in operating assets and liabilities:
Prepaid expenses	252	(252)	-
Accounts payable and accrued expenses	707	(2,501)	1,309
Net cash used in operating activities	(1,502)	(10,074)	(11,616)

Cash flows from financing activities:
Capital contribution from related party	850	6,000	11,850
Net cash provided by financing activities	850	6,000	11,850

Net increase (decrease) in cash	(652)	(4,074)	234
Cash and cash equivalents, beginning of period	886	4,960	-

Cash and cash equivalents, end of period	$234	$886	$234

Supplemental cash flow disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to the financial statements.

American Gene Engineer Corp.
(A Development Stage Company)
Notes to Financial Statements

NOTE 1 – ORGANIZATION

American Gene Engineer Corp. (the "Company") was incorporated in Delaware on November 15, 2010. The Company was established to provide professional consultation gene development, research, examination and studies.

The Company is a development stage company and has been in the process of becoming a public company. However, the Company has not yet realized any revenue from its planned operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING

BASIS OF PRESENTATION

The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

ESTIMATES AND ASSUMPTIONS

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. These investments are carried at cost, which approximates fair value.

INCOME TAXES

An asset and liability approach is used for financial accounting and reporting for income taxes. Deferred income taxes arise from temporary differences between income tax and financial reporting and principally relate to recognition of revenue and expenses in different periods for financial and tax accounting purposes and are measured using currently enacted tax rates and laws. In addition, a deferred tax asset can be generated by net operating loss carryforwards (“NOLs”). If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

In the event the Company is charged interest or penalties related to income tax matters, the Company would record such interest as interest expense and would record such penalties as other expense in the statement of operations. No such charges have been incurred by the Company.  As of October 31, 2013, the Company has no accrued interest related to uncertain tax positions.

At October 31, 2013, the Company has approximately $4,500 of unrecognized tax benefits, which relates to loss carryforwards for which the Company has provided a full valuation allowance. The tax years from fiscal year 2011 through 2013 remain open to examination by the major taxing jurisdictions to which we are subject.

EARNINGS PER COMMON SHARE

Basic net earnings (loss) per common share are computed by dividing net earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

SUBSEQUENT EVENTS

The Company has evaluated all transactions from October 31, 2013 through the financial statement issuance date for subsequent event disclosure consideration.

NEW ACCOUNTING PRONOUNCEMENTS

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 3 – GOING CONCERN

At October 31, 2013, the Company had cash and cash equivalents of $234, net working capital deficit of $1,075 and no current source of revenues.  Through October 31, 2013, the Company has been primarily engaged in the process of going public.  In the course of its development activities, the Company has sustained losses and expects such losses to continue through at least fiscal year 2014.  The Company expects to finance its operations primarily through the contribution from its president.

There is no assurance that the Company will be able to obtain such additional capital.  Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support our growth.  If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations would be materially negatively impacted.

As a result of the above discussed conditions, there exists substantial doubt about the Company’s ability to continue as a going concern.  The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should it be determined that the Company is unable to continue as a going concern.

NOTE 4 – INCOME TAXES

At October 31, 2013, we had federal income tax net operating loss (“NOL”) carryforwards of approximately $13,000. The NOL carryforwards expire from fiscal year 2031 through 2033. The value of these carryforwards depends on our ability to generate taxable income. A change in ownership, as defined by federal income tax regulations, could significantly limit our ability to utilize our net operating loss carryforwards. Additionally, because federal tax laws limit the time during which the net operating loss carryforwards may be applied against future taxes, if we fail to generate taxable income prior to the expiration dates we may not be able to fully utilize the net operating loss carryforwards to reduce future income taxes. We have had cumulative losses and there is no assurance of future taxable income, therefore, valuation allowances have been recorded to fully offset the deferred tax asset at October 31, 2013 and 2012. The valuation allowance increased approximately $860 and $2,500 during fiscal year 2013 and 2012, respectively, due primarily to our net losses for those periods.

NOTE 5 – EQUITY

Since the inception, the Company has not issued any common shares. During the years ended October 31, 2013 and 2012, the Company’s president contributed cash of $850 and $6,000, respectively, to the Company.

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to October 31, 2013, the Company issued 100 million shares to investors and received proceeds of $100,000.

On February 21, 2014, the Company filed an Amended and Restated Certificate of Incorporation to increase the total numbers of common stock the Company is authorized to issue from 100,000,000 to 200,000,000 shares.

On March 13, 2014, the Company entered into a lease agreement for its office space in New York. The rent is $1,700 for April 2014 and $1,900 from May 1, 2014 to April 30, 2015.

During the 150 days following the date of this prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PROSPECTUS

100,000,000 SHARES OF COMMON STOCK

AMERICAN GENE ENGINEER CORP.

__________, 2014

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are bearing all expenses in connection with this registration statement other than sales commissions.  Estimated expenses payable by us in connection with the registration and distribution of the common stock registered hereby are as follows.  The amounts shown below, with the exception of the SEC registration fee, are estimates.

SEC Registration Fee	$12.88
Accounting Fees and Expenses	$3,000
Legal Fees and Expenses	$25,000
Printing Expenses	$5,000
Transfer Agent Fees	$2,500
Miscellaneous	-
Total	$35,512.88

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s directors and executive officers are indemnified as provided by the DGCL and the Company’s Bylaws. Under DGCL, director immunity from liability to a company or its stockholders from monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation limit the liability of directors to the maximum extent permitted by DGCL. This limitation of liability is subject to exceptions including intentional misconduct, obtaining an improper personal benefit and abdication or reckless disregard of director duties. Our articles of incorporation and bylaws provide that we may indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. We currently do not have such an insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 15. SALES OF UNREGISTERED SECURITIES

Since incorporation on November 15, 2010, we have issued 100,000,000 shares of our common stock pursuant to a subscription agreement without registration under the Securities Act of 1933.  All of the above issuances of these common stock were deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS

Exhibit No.	Description
3.1	Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 15, 2010.

3.2	Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on February 21, 2014.

3.3	Bylaws

5.1	Opinion of Chiang Law Office, P.C.

10.1	Form of Subscription Agreement

10.2	Office Lease between Prime Office Centers 521, LLC and the Registrant dated March 13, 2014.

23.1	Consent of GBH CPAs, PC

ITEM 17. UNDERTAKINGS

We hereby undertake the following:

1. Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities  and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

2. a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the  aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

3. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

4. File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

5. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registrations statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on March 31, 2014.

American Gene Engineer Corp.
By:	/s/ Ming Lin
Ming Lin
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Han-Chen Li
Chief Financial Officer
(Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ming Lin as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Ming Lin	President and Chief Executive Officer and Director	March 31, 2014
Ming Lin	(Principal Executive Officer)

/s/ Han-Chen Li	Chairman, Chief Financing Officer and Director	March 31, 2014
Han-Chen Li	(Principal Financial Officer and Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation filed with the Secretary of State of the State of Delaware on November 15, 2010.

3.2	Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on February 21, 2014.

3.3	Bylaws

5.1	Opinion of Chiang Law Office, P.C.

10.1	Form of Subscription Agreement

10.2	Office Lease between Prime Office Centers 521, LLC and the Registrant dated March 13, 2014.

23.1	Consent of GBH CPAs, PC